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                                   EXHIBIT 10

                               DIGENE CORPORATION

               EMPLOYMENT AGREEMENT DATED AS OF SEPTEMBER 3, 1996
                  BETWEEN THE COMPANY AND DONNA MARIE SEYFRIED


                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of September 3, 1996 between Digene Corporation, a Delaware corporation, 9000 Virginia Manor Road, Suite 206, Beltsville, Maryland, 20705 (the "Company"), and Donna Marie Seyfried, 109 Flanders Road, Woodbury, Connecticut, 06798 (the "Executive").

                                   WITNESSETH

WHEREAS, the Company desires to employ Executive on the terms and conditions herein contained; and

WHEREAS, Executive is willing to enter into this Agreement for employment with the duties outlined herein on a full-time basis;

NOW, THEREFORE, in consideration of the premises, representations and mutual covenants and agreements herein contained, the parties agree as follows:

         1. Employment. The Company hereby employs the Executive and Executive hereby accepts employment with the Company for the period beginning October 1, 1996 and ending October 1, 2000 (the "Term"), subject to the terms and conditions hereinafter contained. Such employment may be renewed upon the mutual agreement of, and in consideration of such compensation as shall be established by, the Company and the Executive.

         2. Duties. Executive shall perform such duties and functions as the Board of Directors of the Company (the "Board") may from time to time determine which are consistent with the position of Vice President, Business Development, shall comply with the policies and reasonable directions of the Board, and shall discharge her responsibilities in a competent and faithful manner, consistent with sound business practices.

         During the Term of this Agreement, the Executive shall devote her entire business time, attention and energies to the performance of her duties for the business of the Company except to the extent that the Board may specifically approve any outside interests. The Executive shall not, directly or indirectly, without the consent of a majority of the Board, as owner, partner, joint venturer, shareholder, employee, corporate officer or director, engage or become financially interested in, be employed by, or render consulting services to any business in competition with any business engaged in during the Term by the Company or its subsidiaries; provided however, that (i) the Executive may own securities of any corporation which is engaged in any such business and which is publicly owned and traded, but in an amount not to exceed at any one time two percent (2.0%) of any class of stock or securities of such company and (ii) the foregoing shall not be deemed to prohibit the Executive from conducting and continuing to conduct any business with respect to which the Executive is engaged as of the date hereof (which businesses are listed in Exhibit I attached hereto), whether said business is conducted individually or through an entity in which the Executive has a legal or beneficial interest.

It is intended, that as an initial project, Executive shall work with the senior management of the Company to create a new company or limited partnership ("NEWCO") in the human genetics area.





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         3.      Compensation.

                 a. Salary. During the Term, Executive shall receive a base salary for services rendered hereunder of $130,000 per year, subject to such increases as may be approved by the Board, payable not less frequently than monthly consistent with the regular practices of the Company.

                 b.       Bonus.   The Executive shall be entitled to receive,
as additional compensation, on September 1 of each year, an annual cash bonus as set forth in the Company's Executive Bonus Plan and approved by the Board of Directors of the Company.

                 c. Additional compensation. Executive shall receive, subject to the approval of the Compensation Committee of the Board of Directors of the Company at the next regularly scheduled Compensation Committee meeting, or as promptly thereafter as practicable, options to purchase 50,000 shares of common stock of the Company which will vest in three annual installments of 30,000, 10,000, and 10,000 shares on the third, fourth and fifth anniversaries, respectively. The exercise price for such options will be the fair market value of a share of common stock of the Company on the grant date. If Executive successfully forms NEWCO and is employed at least 75% of the time by NEWCO as President, or an equivalent position, of NEWCO, then the Company shall make reasonable efforts to cause NEWCO to grant to Executive options to purchase approximately five percent (5%) of the common stock equity in NEWCO based on NEWCO's initial target capitalization. Executive shall be entitled to such other compensation as the Board of NEWCO deems appropriate. Any compensation payable to Executive hereunder shall be reduced by the amount of compensation paid by NEWCO to Executive.

                 d. It is contemplated that Executive, in the performance of her duties will be required to relocate to the Silver Spring, Maryland, metropolitan area. For any such required relocation, the Company agrees to reimburse Executive for up to an aggregate of $60,000 of bona fide moving expenses, travel expenses en route, two pre-moving house trips, temporary quarters (up to 30 days) and closing costs associated with the sale of Executive's current home and/or purchase of a new home. Amounts reimbursed by the Company are subject to immediate repayment by the Executive as follows: if Executive resigns or is terminated for justifiable cause (as hereinafter defined) within six months of moving, $45,000 will be repaid to the Company; between six and twelve months, $30,000 will be repaid to the Company; and between twelve and eighteen months, $15,000 will be repaid to the Company. If Executive is terminated without justifiable cause, Executive will not be required to repay the Company any of the above amounts.

                 e. Reimbursement for expenses. The Company agrees to reimburse Executive for any and all reasonable business expenses incurred by Executive in connection with the performance of her duties, upon presentation of proper vouchers by Executive to support said expenses. This shall include, but not be limited to, all items of travel, entertainment, business expenses, and other items of expense while away on business from the principal office of the Company or engaged in other business activity.

                 f. Vacation. Executive shall be entitled to four (4) weeks' paid vacation in each calendar year in addition to the regularly scheduled Company holidays. No more than four (4) weeks' vacation can be accumulated and carried forward from year to year.

                 g. Other benefits. The Executive shall, in addition, be entitled to participate in and receive any other fringe benefits customarily provided by the Company to its employees of comparable standing with the Executive (including, but not limited to, any profit-sharing, pension, hospital, major medical insurance and group life insurance plans in accordance with the terms of such plans), all as determined from time to time by the





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Board.  To the extent available at reasonable cost, the Company will use its best efforts to promptly obtain and maintain appropriate directors and officers liability insurance ("D&O"); if the Company cannot obtain appropriate D&O, it will notify the Executive in writing within sixty (60) days of the signing of this Agreement.

         4. Termination. Executive's employment by the Company hereunder shall terminate on the occurrence of:

                 a. Disability or Death. In the event of Executive's disability or death during the Term of the Executive's employment, Executive, or her estate, shall receive one (1) year's base salary. For the purpose hereof, the term "disability" shall mean Executive's physical or mental inability to perform her essential duties and responsibilities hereunder, with reasonable accommodation, for a period of six (6) consecutive months during the term of this Agreement, it being understood that notwithstanding any such inability to perform her duties, Executive shall be entitled to receive her compensation as provided herein until the termination of her employment hereunder.

                 b. Justifiable cause. The obligations and liabilities of the Company to the Executive shall cease as of the date of termination for "justifiable cause," and Executive shall not be entitled to any further compensation except for compensation accrued through the date of the termination and except as otherwise provided herein. Executive will be entitled to all stock, incentive stock options or equivalents vested as of the date of the Board's termination action. For the purposes hereof, the term "justifiable cause" shall mean and be limited to any termination by action of a majority of the Board because of: Executive's conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal) or willful refusal without proper cause to perform her obligations under this Agreement; except in the normal course of business in the performance of her duties, any material disclosure by Executive to any person, firm or corporation other than the Company, its subsidiaries and its and their directors, officers and employees, of any confidential information or trade secret of the Company or any of its subsidiaries; Executive's pursuit of activities inimical, or contrary, to the best interests of the Company; or the engaging by Executive in any business other than the business of the Company and its subsidiaries which interferes with the performance of her duties hereunder.

                 c. Without justifiable cause. In the event the Company terminates this Agreement without justifiable cause (as defined in Section 4.b. hereof), the parties hereto agree that damages to the Executive shall be difficult to ascertain in any such event, but in order to limit the liability of the Company the Executive shall be entitled to receive as liquidated damages and not as penalty in any such event the following: (i) the amount of the base salary (excluding bonus) of the Executive remaining due and payable from any such date of termination for a period of twelve (12) months, which amount shall be accelerated and immediately due upon any such termination; (ii) subject to limitations imposed under the applicable option and incentive plans and grants thereunder, any outstanding stock, incentive stock options or equivalents that would have vested in the ordinary course of events until termination plus an additional three months after the date of termination shall be accelerated and vest immediately upon such termination; (iii) any bonus accrued to date pro rata over the course of the year; (iv) all other benefits accruing to the Executive on or prior to the expiration date of this Agreement as provided hereunder.

                 d. Resignation. In the event the Executive resigns during the term of this Agreement, she shall be entitled to: (i) the pro rata amount of the annual bonus accrued to the date of resignation: (ii) all stock, incentive stock options or equivalents vested as of the date of the resignation, subject to the terms of the appropriate stock purchase agreement
(s); (iii) all other benefits accruing to the Executive on or prior to the expiration date of this Agreement as provided hereunder.





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         5.      Non-Competition.  Executive agrees that for a period of twelve
(12) months after termination of her employment (the "Non-Competitive Period"), Executive shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are generically the same as, or are otherwise competitive with, products or services of the Company, in existence or under development, in any geographic area where, at the time of termination of her employment hereunder, the business of the Company was being conducted in any manner whatsoever; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2.0%) of any class of stock or securities of such corporation. In addition, Executive shall not, during the Non-Competitive Period, request or cause any customers of the Company to cancel or terminate any business relationship with the Company. The Executive further agrees that, during the Non-Competitive Period, the Executive and any individual or entity controlled by or under common control with Executive, shall not, without the Company's prior written consent, solicit, directly or indirectly, for herself, themselves, or for any other person or entity, any employee or consultant of the Company or any of its affiliates, or request or cause any employee or consultant of the Company or any of its affiliates to terminate her employment or services with the Company or any of its affiliates.

         If any portion of the restrictions set forth in this Section 5 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         Executive declares that the territorial, time limitations and scope of activities restricted as set forth in this Section 5 are reasonable and properly required for the adequate protection of the business of the Company. In the event that any such territorial, time limitation and scope of activities restricted is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of the territorial, time limitation or scope to the area or period which such court shall have deemed reasonable.

         The existence of any claim or cause of action by Executive against the Company shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         6. Confidentiality. Except in the normal course of business in the performance of her duties, Executive shall not, during the Term of this Agreement, or at any time following the end of the Term of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by her during the course of , or as an incident to, her employment hereunder, relating to the Company, the directors of the Company, or any client of the Company, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, formulae, pricing policies, the substance of agreements with customers and others, and arrangements, customers lists and any other documents embodying such confidential information.

         All information and documents relating to the Company shall be the exclusive property of the Company, and Executive shall use her best efforts to prevent any publication or disclosure thereof. Upon termination of





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Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information then in Executive's possession or control shall be returned and left with the Company.

         7. Representations and Agreements of Executive. Executive represents and warrants that she is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of her duties hereunder. Executive agrees to submit to a medical examination (if job related and consistent with business necessity) and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of the Executive, and any other type of insurance or fringe benefit as the Company shall determine from time to time to obtain.

         8. Notices. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by registered or certified mail, return receipt requested, to the Company of the address set forth above and to Executive at the address set forth in the personnel records of the Company, or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         9. Severability. If any of the covenants contained in this Agreement, any part of any such covenant, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or the remainder of the Agreement, which shall be given full effect, without regard to the invalid portions.

         10. Non-Waiver. The waiver or breach of any term or condition of this Agreement shall not be deemed to constitute a waiver or breach of any other term or condition.

         11. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, and no modification or waiver of any provision hereof shall be valid unless it be in writing and signed by all of the parties hereto.

         12. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned or transferred by either party without the prior written consent of the other party.

         13. Binding Effect. This Agreement and all of the provisions hereof shall be binding upon the legal representatives, heirs, distributees, successors and assigns of the parties hereto.

         14. Choice of Law . This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed therein.

         15. Headings. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend, or affect its provisions.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             By:  /s/ Donna Marie Seyfried
                                                  --------------------------
                                                      Donna Marie Seyfried
                                                           EXECUTIVE


                                        DIGENE CORPORATION

                                             By:  /s/ Evan Jones
                                                 --------------------------
                                                         Evan Jones
                                                       President & CEO





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